Exhibit (d)(1)(a)
Notice to the Adviser dated 5 September 2000 on behalf of Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund, and Harris Insight Technology Fund

    Notice to the Adviser dated 5 September 2000 on behalf of Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth
                    Fund, and Harris Insight Technology Fund

                           HARRIS INSIGHT FUNDS TRUST
                               3200 Horizon Drive
                            King of Prussia, PA 19406

                                September 5, 2000

Harris Trust and Savings Bank
111 West Monroe Street/ 6W
Chicago, Illinois 60603

To Whom It May Concern:

Reference is made to the notice provisions of the following agreements on behalf of Harris Insight Funds Trust (the "Trust"): the Investment Advisory Contract between Harris Trust and Savings Bank ("Harris") and the Trust dated April 28, 2000; the Portfolio Management Contract between Harris and Harris Investment Management, Inc. ("HIM") dated April 28, 2000; the Distribution Agreement between Provident Distributors, Inc. ("PDI") and the Trust dated April 28, 2000; the Administration Agreement between Harris and the Trust dated July 1, 1996; the Sub-Administration and Accounting Services Agreement between Harris and PFPC Inc. ("PFPC") dated July 1, 1996; the Transfer Agency Agreement between Harris and the Trust dated July 1, 1996; the Sub-Transfer Agency Services Agreement between Harris and PFPC dated July 1, 1996; the Custodian Agreement between the Trust and PFPC Trust Company ("PFPC-TC"), dated February 23, 1996; and the Sub-Custodian Services Agreement among PFPC-TC, PNC Bank, N.A. and the Trust dated February 18, 1999; (each an "Agreement," and collectively, the "Agreements").

This writing is to provide notice of the addition of three series under the
Trust: Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund and Harris Insight Technology Fund (each a "New Portfolio" and together, the "New Portfolios"). Each New Portfolio is to be considered a Fund under each Agreement or to Exhibit A to the Agreements, if applicable, and shall be subject to the terms set forth under the Agreements unless otherwise provided herein. Harris shall be compensated for services rendered under each applicable Agreement as is consistent with the particular Agreement or the Fee Letter Agreement dated May 1, 1999, whichever is applicable.

The Trust requests that you act in the capacity of Investment Adviser with respect to the New Portfolios while continuing to act as Investment Adviser with respect to the Funds named in the Agreements or to Exhibits A to the Agreements, if applicable.

If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

Sincerely,

Harris Insight Funds Trust

_____________________________
Philip H. Rinnander
President

Harris Trust and Savings Bank

Accepted:_________________________

                                    EXHIBIT A

This Exhibit A, dated as of September 5, 2000, is Exhibit A to the Investment Advisory Contract dated April 28, 2000 between Harris Insight Funds Trust and Harris Trust and Savings Bank.

                              HARRIS INSIGHT FUNDS

                  Fund                                       Fee (1)

Harris Insight Government Money Market Fund          1st $100 million:  0.14
                                                     >$100 million:    0.10
Harris Insight Money Market Fund                     1st $100 million:  0.14
                                                     >$100 million:    0.10
Harris Insight Tax-Exempt Money Market Fund          1st $100 million:  0.14
                                                     >$100 million:    0.10
Harris Insight Short/Intermediate Bond Fund          0.70
Harris Insight Bond Fund                             0.65
Harris Insight Intermediate Government Bond Fund     0.65
Harris Insight Intermediate Tax-Exempt Bond Fund     0.60
Harris Insight Tax-Exempt Bond Fund                  0.60
Harris Insight Convertible Securities Fund           0.70
Harris Insight Equity Fund                           0.70
Harris Insight Large-Cap Aggressive Growth Fund      0.75
Harris Insight Small-Cap Aggressive Growth Fund      0.75
Harris Insight Technology Fund                       0.75
Harris Insight Equity Income Fund                    0.70
Harris Insight Growth Fund                           0.90
Harris Insight Small-Cap Opportunity Fund            1.00
Harris Insight Small-Cap Value Fund                  0.80
Harris Insight Index Fund                            0.25
Harris Insight Balanced Fund                         0.60
Harris Insight International Fund                    1.05
Harris Insight Emerging Markets Fund                 1.25

(1) Calculated as a percentage of average daily net assets for each portfolio.

HARRIS INSIGHT FUNDS TRUST
By:____________________________
Philip H. Rinnander
Title:

HARRIS TRUST AND SAVINGS BANK
By:____________________________

Title: